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                                                                     EXHIBIT 3.1

                         EQUITY OFFICE PROPERTIES TRUST
                                     BYLAWS
      (INCORPORATING ALL AMENDMENTS TO THE BYLAWS THROUGH NOVEMBER 1, 2000)

                                    ARTICLE I

                                     OFFICES


         Section 1. PRINCIPAL OFFICE. The principal office of Equity Office Properties Trust (the "Trust") shall be located at such place or places as the Trustees may designate.

         Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

         Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held during the month of May of each year, after the delivery of the annual report referred to in Section 12 of this Article II, at a convenient location and on proper notice, on a date and at the time set by the Trustees, beginning with the year 1998. Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.

         Section 3. SPECIAL MEETINGS. The chairman of the board or the president or one-third of the Trustees may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. Within ten (10) days of the receipt of such a request, the secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting (including all proxy materials that may be required in connection therewith) and, upon payment by such shareholders to the Trust of such costs, the secretary shall, within thirty (30) days of such payment, or such longer period as may be necessitated by compliance with any applicable statutory or regulatory requirements, give notice to each shareholder entitled to notice of the meeting.

         Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is

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substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

         Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

         Section 5. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

         Section 6. ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary.

         Section 7. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the declaration of trust ("Declaration of Trust") for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.


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         Section 9. PROXIES. A shareholder may cast the votes entitled to be cast by the shares owned of record by him in person or by proxy as provided in this section. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Unless otherwise agreed in writing, the holder of record of shares which actually belong to another shall issue a proxy to vote the shares to the actual owner on the owner's demand. A shareholder may authorize another person to act as proxy for the shareholder. A shareholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the shareholder or the shareholder's authorized agent signing the writing or causing the shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A shareholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to the person authorized to act as proxy or any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission authorized under this subsection may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used.

         Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

         Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. on receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.


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         Notwithstanding any other provision contained herein or in the
Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

         Section 11. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 12. REPORTS TO SHAREHOLDERS. The Trustees shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during such fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Trust, the Trustees shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Trustees may deem appropriate.

         Section 13. NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.

                  (a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders
(i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 13 (a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

                           (2) For nominations or other business to be properly
brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) (1) of this Section 13, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal


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executive offices of the Trust not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Trust has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Trust. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (y) the number of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

                           (3) Notwithstanding anything in the second sentence
of paragraph (a) (2) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

                  (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trusts notice of meeting (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this
Section 13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 13 (b). In the event the Trust calls a special meeting of


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shareholders for the purpose of electing one or more Trustees to the Board of
Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice containing the information required by paragraph
(a)(2) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

                  (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded.

                           (2) For purposes of this Section 13, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of this
Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor any of the rights of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 14. INFORMAL ACTION BY SHAREHOLDERS. Notwithstanding the provisions of Section 13 of this Article II, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by shareholders entitled to cast a sufficient number of votes to approve the matter, as required by statute, the Declaration of Trust of the Trust or these Bylaws, and such consent is filed with the minutes of proceedings of the shareholders.

         Section 15. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


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                                   ARTICLE III

                                    TRUSTEES

         Section 1. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

         Section 2. NUMBER. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, subject to any limitations on the number of Trustees set forth in the Declaration of Trust. Except during the period when a vacancy exists, at least two-thirds of the Trustees shall be persons who are not executive officers of the Trust or persons affiliated with Samuel Zell or his affiliates ("Independent Trustees"). For purposes of this Section, the terms "executive officers" and "affiliated" shall have the definitions set forth in Rule 405 under the Securities Act of 1933, as amended.

         Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

         Section 4. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the chairman of the board or the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

         Section 5. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, telegraphed, facsimile-transmitted or mailed to each Trustee at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone or facsimile-transmission notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.


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         Section 6. QUORUM. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

                  The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

         Section 7. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

         Section 8. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 9. INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.

         Section 10. VACANCIES. If for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees. Any individual so elected as Trustee shall hold office until the next annual meeting of shareholders.

         Section 11. COMPENSATION; FINANCIAL ASSISTANCE.

                  (a) Compensation. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive fixed sums per year and/or per meeting and/or per visit to real property owned or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees. Such fixed sums may be paid either in cash or in shares of the Trust. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

                  (b) Financial Assistance to Trustees. The Trust may lend money to, guarantee an obligation of or otherwise assist a Trustee or a trustee or director of a direct or


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indirect subsidiary of the Trust; provided, however, that such Trustee or other person is also an executive officer of the Trust or of such subsidiary, or the loan, guarantee or other assistance is in connection with the purchase of Shares. The loan, guarantee or other assistance may be with or without interest, unsecured, or secured in any manner that the Board of Trustees approves, including a pledge of shares.

         Section 12. REMOVAL OF TRUSTEES. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.

         Section 13. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

         Section 14. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

         Section 15. RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

         Section 16. INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the Maryland General Corporation Law (the "MGCL") shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

         Section 17. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust (other than a full-time officer, employee or agent of the Trust), in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.)

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. NUMBER, TENURE AND QUALIFICATION. The Trustees may appoint from among its members an Audit Committee, a Compensation Committee and other committees, each composed of one or more Trustees, to serve at the pleasure of the Trustees. A majority of the Trustees on the Compensation Committee and all of the Trustees on the Audit Committee shall be Independent Trustees.


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         Section 2. POWERS. The Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

         Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

         One-third, but not less than two (except for one-member committees), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or any two members of any committee (except for one-member committees) may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members.

         Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

         Section 4. TELEPHONE MEETINGS. Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

         Section 6. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

         Section 7. EXECUTIVE COMMITTEE. The Executive Committee shall be composed of not less than three Trustees and, subject to the exceptions hereafter described, established for the purpose of undertaking or authorizing, on behalf of the Board, any and all actions which might be undertaken or authorized by the Board itself; provided that, in the absence of further resolution from the Board, the Executive Committee shall not be empowered (i) to bind the Trust in respect to an acquisition or disposition or series of acquisitions or dispositions which have not been approved by or reported to the Board at a duly-called meeting of the Board and any one of which exceeds Fifty Million Dollars ($50,000,000) individually or Seventy-Five


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Million Dollars ($75,000,000), when aggregated with all other such unreported or unapproved acquisitions or dispositions; (ii) to approve any merger or other re-organization of the Trust; (iii) to make any recommendation to the shareholders of the Trust; (iv) to elect any individual to an office of executive vice-president or higher of the Trust; (v) to amend the Bylaws of the Trust; (vi) to undertake any action which is within the jurisdiction of any other committee of the Board; (vii) to authorize or fix the terms of any shares of beneficial interest or other securities to be issued by the Trust or any OP Units to be issued by the Operating Partnership unless (x) the maximum number of securities of the Trust or OP Units of the Operating Partnership is not greater than the quotient of $50,000,000 (in any one transaction) or $75,000,000 (in a series of transactions which are unapproved by or unreported to the Board), and in either case the Board has approved the terms and conditions of the securities, divided by the fair market value (as determined by the Executive Committee, whose determination shall be final and binding) of a share, OP Units or other security or (y) the Board has given general authorization for issuance of securities providing for or establishing a method or procedure for determining the maximum number of such securities to be issued by the Trust or the Operating Partnership;(viii) to enter into any transaction in which any member of the Executive Committee has a financial interest which is adverse to the Trust; or (ix) to borrow or enter into agreements to borrow in excess of One Hundred Million Dollars ($100,000,000) individually or in the aggregate, in loans which have not been reported to or approved by the Board; and provided further that the Executive Committee is expressly empowered, upon its determination that any such increase in purchase price or decrease in sales price is required in order to close a given transaction, to increase any purchase price or to decrease any sales price previously approved by the Board by an amount not greater than the lesser of (x) five percent (5%) of the purchase or sales price previously approved by the Board or (y) Fifty Million Dollars ($50,000,000).

         Section 8. CONFLICTS COMMITTEE.

                  (a) The Conflicts Committee shall be composed of not less than three (3) members, all of whom shall be Independent Trustees. The chair and other members of the Conflicts Committee shall be appointed by the Board of Trustees, with the affirmative vote of at least a majority of the Independent Trustees.

                  (b) The Conflicts Committee shall have the power to consider and, in each case where the transaction obligates or is expected to obligate the Trust in an amount not greater than Fifty Million Dollars ($50,000,000), to approve, in the name and on behalf of the Trust (including, without limitation, in the name and on behalf of EOP Operating Limited Partnership, in the Trust's capacity as its general partner, as applicable), any transaction in which the Trust is or is proposed to be a party and as to which any Trustee knows at the time of commitment that any of the following persons either is or is entitled to be a party, whether directly or indirectly, to the transaction or has a sufficiently material beneficial interest that the interest might reasonably be expected to exert an influence on the Trustee's judgment if he were called upon to vote on the transaction: (a) any Trustee or any Related Person of any Trustee; (b) any person (other than the Trust) of which the Trustee is the owner of more than 5% of any class of equity securities or is a director, trustee, general partner, agent or employee; (c) any person that controls one or more of the persons specified in clause (b) or a person that is controlled by, or is under common control with, one or more of the persons specified in clause (b); or (d) an individual who is a general partner, principal or employer of the Trustee.

                  (c) Any Trustee who knows of a transaction covered by Section 8(b) shall immediately notify and provide all material information about the transaction to the Conflicts Committee, which shall thereafter promptly consider the transaction. The Board of Trustees, any Trustee or any officer of the Trust may notify the Conflicts Committee about any transaction that it has reason to believe is covered by Section 8(b) and, upon request, such Trustee shall provide to the Conflicts Committee all relevant information known or in the control of the referring person. Upon receipt of notice pursuant to this paragraph, the Conflicts Committee shall notify the Chairman of the Board and the Secretary of the Trust in order that the Board of Trustees which, absent the Board's determination that such notice was improper, shall take no further action with respect to the transaction unless and until approved, ratified or recommended to the Board by the Conflicts Committee. The Trust shall not enter into such transaction without the approval, ratification or recommendation of the Conflicts Committee acting by unanimous written consent or by the affirmative vote of a majority of its members present and voting at any meeting thereof (excluding any members disqualified pursuant to Section 8(d)). Nothing in this
Section 8 shall require approval of fees or other compensation to Independent Trustees for their service as Trustees.

                  (d) Any member of the Conflicts Committee who is a party to or who has an interest in the transaction of the type described in Section 8(b) shall take no part in the deliberations of the Conflicts Committee on the transaction.

                  (e) For purposes of this Section 8, the following terms shall have the followings meanings:

                           "Affiliate" means a person or entity that directly or
                  indirectly controls, or is controlled by, or is under common control with, a specified person or entity.

                           "Control", including the terms "controlling" or
                  "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether by ownership of voting securities, by contract or otherwise. The beneficial ownership of ten percent or more of securities entitled to be voted generally in the election of directors creates a presumption of control.

                           "Independent Trustee" shall mean a Trustee who is not
                  an officer, employee or agent of the Trust or an Affiliate of the Trust. For these purposes, Equity Group Investments, L.L.C. and its Affiliates shall be deemed to be Affiliates of the Trust until such time, if any, as the Board shall determine otherwise.

                           "Time of commitment" as to a transaction means the
                  time when the transaction is consummated or, if made pursuant to contract, the time when the Trust becomes contractually obligated so that its unilateral withdrawal from the transaction would entail significant loss, liability or other damage.

                           "Related Person" of a Trustee means (a) the spouse
                  (or a parent or sibling thereof) of the Trustee, or a child, grandchild, sibling, parent (or spouse of any thereof) of the Trustee, or an individual sharing the same residence as the Trustee, or a trust or estate of which a Trustee or an individual specified in this definition is a substantial beneficiary or (b) a trust, estate, incompetent, conservatee or minor of which the Trustee is a fiduciary.

         Section 9. AUDIT COMMITTEE

                  I. PURPOSE

                                    The primary purpose of the Audit Committee
                  is to assist the Board in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Audit Committee is to:

                           (a) Serve as an independent and objective body to monitor the Trust's financial reporting process and internal control systems;

                           (b) Serve, together with the Board, as the ultimate authority to which the independent auditor (the "Independent Auditor") and the internal auditing department ("Internal Audit") are accountable, and have, together with the Board, the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Auditor (or to nominate the Independent Auditor to be proposed for shareholder approval in any proxy statement);

                           (c) Review and audit efforts of the Independent Auditor and Internal Audit; and

                           (d) Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board.

                  II. COMPOSITION AND EXPERTISE

                           (a) Members of the Audit Committee shall meeting the independence and experience requirements of the New York Stock Exchange (the "NYSE") and any other market or markets, if any, on which the securities of the Trust or any of its subsidiaries are traded. Determinations as to whether a particular trustee satisfies the requirements for membership on the Audit Committee will be made by the Board.

                           (b) The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board (commencing with the 2001 organizational meeting) and shall serve until their successors shall have been duly elected and qualified or until their resignation or removal. Unless a Chair is designated by the full

                                    Board, the members of the Audit Committee may elect a Chair by majority vote.

                           (c) The Audit Committee shall be composed of not less than three Trustees.


                  III. DUTIES AND RESPONSIBILITIES

                                    The Audit Committee shall:

                                           Documents/Reports Review

                           (a) Review the adequacy of this Charter at least annually and at such other intervals as the Audit Committee or the Board determines.

                           (b) Review and discuss with management the annual audited and quarterly financial statements.

                           (c) Review reports to management prepared by the Independent Auditor or Internal Audit and any responses to the same by management.

                                              Independent Auditor

                           (d) Review and recommend to the Board: (i) the selection of the Independent Auditor to audit the books, records and accounts of the Trust, and (ii) the approval of the fees and other compensation of the Independent Auditor.

                           (e) Review and discuss with the Independent Auditor all significant relationships that the auditor and its affiliates have with the Trust and its affiliates in order to determine the auditor's independence. The Audit Committee shall: (1) request, receive and review and a periodic basis, a formal written statement from the Independent Auditor delineating all relationships between the Independent Auditor and the Trust, (ii) discuss with the Independent Auditor and disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor and
                                    (iii) recommend that the Board take
                                    appropriate action in response to the
                                    Independent Auditor's report to satisfy
                                    itself of the Independent Auditor's
                                    independence.

                                            Financial Reporting Process

                           (f) Review the financial processes and audit controls, both internal and external, based on consultation with the Independent Auditor and Internal Audit.

                           (g) Review the Independent Auditor's judgment about the quality and appropriateness of accounting principles as applied in financial reporting.

                           (h) Consider and, if appropriate, recommend to the Board significant changes to auditing and accounting principles and practices as suggested by the Independent Auditor, management of Internal Audit.

                                               Process Improvements

                           (i) Review reports to the Audit Committee by each of management, the Independent Auditor and Internal Audit regarding any significant judgments made in management's preparation of financial statements and the view of each as to the appropriateness of such judgments.

                           (j)      Review with each of management, the
                                    Independent Auditor and Internal Audit any significant difficulties encountered during the course of each audit.

                           (k) Review any significant disagreement among management, the Independent Auditor and Internal Audit in connection with the preparation of the financial statements.

                           (l) Review with the Independent Auditor, Internal Audit and management the extent to which changes or improvements in financial or accounting practices and internal controls, as approved by the Audit Committee, have been implemented.

                                                    Other

                           (m) Annually prepare a report to shareholders as required by the Securities and Exchange Commission.

                           (n) Keep a record of the acts and proceedings of the Audit Committee and report thereon to the Board periodically or whenever requested to do so.

                           (o) Review, with the Trust's counsel, legal compliance matters or any legal matter that could have a significant impact on the organization's financial statements.

                           (p) Perform such other activities, consistent with this Charter, the Trust's Declaration or Trust, Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                           (q)      While the Audit Committee has the
                                    responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to implement internal controls or to determine that the Trust's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, amount management, the Independent Auditor or Internal Audit or to assure compliance with laws and regulations. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the Independent Auditor. In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible in order to best react to a changing environment.

         Section 10. COMPENSATION AND OPTION COMMITTEE. The Compensation and Option Committee shall be composed of not less than three Trustees. The Compensation and Option Committee shall be authorized to establish the compensation and benefit arrangements for the officers and key employees of the Trust and to establish general policy relating to compensation and benefit arrangements of employees of the Trust. The Compensation and Option Committee shall also administer the share plans and compensation programs of the Trust. The Compensation and Option Committee shall discharge the duties of a Compensation Committee under the Proxy Rules established by the Securities and Exchange Commission.

         The Compensation and Option Committee shall be authorized to establish awards under and administer the Trust's Supplemental Retirement Savings Plan and compensation programs of the Trust insofar as they relate to executive officers of the Trust so that any such award or component that is intended to qualify under Rule 16b-3 under the Exchange Act or that any share plan or executive compensation program (or a component thereof) or other form of compensation that is intended to qualify for an exception under such Section 162(m) (or any successor provision) of the Code does qualify for such exception. Composition of the Compensation and Option Committee shall satisfy requirements set forth under Rule 16(b)(3) under the Exchange Act and Section 162(m) under the Internal Revenue Code.

         Section 11. COMMITTEE ON TRUST GOVERNANCE. The Committee on Trust Governance shall be composed of not less than three Trustees. The Committee on Trust Governance shall be authorized to (i) study, and review with management, the overall effectiveness of the organization of the Board of Trustees and the conduct of its business, and make appropriate recommendations to the Trustees with regard thereto; (ii) review the appropriateness and adequacy of information supplied to the Trustees prior to and during Board of Trustee meetings of the Trustees; (iii) develop, submit to the Trustees for their approval and thereafter monitor implementation of Guidelines on Trust Governance Issues in respect to the operation of the Board of Trustees and propose to the Trustees for their approval from time to time such revisions therein as the Committee on Trust Governance deems to be appropriate; (iv) develop and maintain criteria and procedures for the identification and recruitment or retention of candidates for election or reelection to serve as Trustees of the Trust, including consideration of the performance of incumbent Trustees in determining whether to nominate them for reelection; and (v) recommend to the Trustees, with the advice of the Chairman and the President and Chief Executive Officer of the Trust, nominees for election or reelection as Trustees. The Chairman of the Board as well as the President and Chief Executive Officer shall be ex-officio members of the Committee on Trust Governance.

                                    ARTICLE V

                                    OFFICERS

         Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, a chief legal counsel, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of president and secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

         Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

         Section 3. VACANCIES. A vacancy in any office may be filled by the Trustees for the balance of the term.

         Section 4. CHIEF EXECUTIVE OFFICER. The Trustees may designate a chief executive officer from among the elected officers. The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust. In the absence of both the chairman and vice chairman of the board, the chief executive officer shall preside over the meetings of the Trustees and of the shareholders at which he shall be present.

         Section 5. CHIEF OPERATING OFFICER. The Trustees may designate a chief operating officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

         Section 6. CHIEF FINANCIAL OFFICER. The Trustees may designate a chief financial officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

         Section 7. CHIEF LEGAL COUNSEL. The Trustees may designate a chief legal counsel from among the elected officers. Said officer will have the responsibilities and duties as set forth by the trustees or the chief executive officer.

         Section 8. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the chairman of the board, the vice chairman of the board shall preside at such meetings at which he shall be present. The chairman and the vice chairman of the board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The chairman of the board and the vice chairman of the board shall perform such other duties as may be assigned to him or them by the Trustees.

         Section 9. PRESIDENT. In the absence of the chairman, the vice chairman of the board and the chief executive officer, the president shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. In the absence of a designation of a chief executive officer by the Trustees, the president shall be the chief executive officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Trustees from time to time.

         Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Trustees. The Trustees may designate one or more vice presidents as executive vice president, senior vice president or as vice president for particular areas of responsibility.

         Section 11. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Trustees.

         Section 12. TREASURER. The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

         He shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the president and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Trust.

         If required by the Trustees, he shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

         Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Trustees. The assistant treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.

         Section 14. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Trustee.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. CONTRACTS. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

         Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Trustees.

         Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

                                   ARTICLE VII

                                     SHARES

         Section 1. CERTIFICATES; UNCERTIFICATED SHARES. Unless the Board of Trustees of the Trust authorizes the issue of some or all of the shares of any or all of its classes or series without certificates, each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interest held by him in the Trust. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes or series of shares, each class or series may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets of the Trust upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information. At the time of issue or transfer of shares without certificates, the Trust shall send the shareholder a written statement of the information required on certificates by Section 8-203 of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

         Section 2. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof duly endorsed or with proper evidence of transfer to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate or uncertificated security duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate or uncertificated security to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

         Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

         Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

         Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

         In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

         If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

         Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

         Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the


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


Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

                                  ARTICLE VIII

                                 ACCOUNTING YEAR

         The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.


                                   ARTICLE IX

                                  DISTRIBUTIONS

         Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

         Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                                      SEAL

         Section 1. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

         Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.


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


                                   ARTICLE XI

                     INDEMNIFICATION AND ADVANCE OF EXPENSES

         To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trustee, officer or shareholder and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or
(iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Trust shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason such status, provided that, in the case of a Trustee or officer, the Trust shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.


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


                                   ARTICLE XII

                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE XIII

          EXCLUSIVE POWER OF THE BOARD OF TRUSTEES TO AMEND THE BYLAWS

         Except as provided in Article XIV, the Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.


                                   ARTICLE XIV

                               AMENDMENT OF BYLAWS

         The Trustees shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, however, that
Article II, Section 2 of Article III and this Article XIV of these Bylaws shall not be amended without the consent of shareholders by a vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present.


                                   ARTICLE XV
                                  MISCELLANEOUS

         All references to the Declaration of Trust shall include any amendments thereto.



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


                          Index of Amendments to Bylaws

         Pursuant to resolutions of the Board of Trustees dated May 15, 1998,
Article IV of the Bylaws was amended to add Sections 7-10.

         Pursuant to resolutions of the Board of Trustees dated September 18, 1998, Article IV, Section 7 was amended and restated in its entirety.

         Pursuant to resolutions of the Board of Trustees dated July 14, 1999,
Article IV of the Bylaws was amended to add Section 11.

         Pursuant to resolutions of the Board of Trustees dated September 27, 1999, Article IV, Sections 8.2 (now Section 8(b)) and 8.3 (now section 8(c)) were amended and restated in their entirety.

         Pursuant to resolutions of the Board of Trustees dated May 4, 2000, the following sections of the Bylaws were amended: (a) Article IV, Section 8; (b)
Article IV, Section 8(e); (c) Article VII, Sections 1 and 2; and (d) Article VII, Section 5.

         Pursuant to resolutions of the Board of Trustees dated August 3, 2000,
Article IV, Section 9 was amended and restated in its entirety.

         Pursuant to resolutions of the Board of Trustees dated November 1, 2000, the following sections of the Bylaws were amended: (a) Article IV, Section 1, (b) Article IV, Section 8(b), (c) Article X, and (d) Articles XI, XII, XIII, XV and XVI (renumbered).


                                   /s/ Stanley M. Stevens
                                   ----------------------
                                   Secretary



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